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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Forms S-4 and S-2 of Foster Wheeler Ltd. of our report dated March 10, 2004 except for Note 24 D as to which the date is March 26, 2004 relating to the consolidated financial statements, which appears in Foster Wheeler Ltd.'s Current Report on Form 8-K dated March 26, 2004. We also consent to the incorporation by reference of our report dated March 10, 2004, relating to the financial statement schedules, which appears in Foster Wheeler Ltd.'s Annual Report on Form 10-K for the year ended December 26, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

        We also hereby consent to the incorporation by reference in this Registration Statement on Forms S-4 and S-2 of Foster Wheeler Ltd. of our report dated March 10, 2004 relating to the consolidated financial statements of Foster Wheeler Holdings Ltd., which appears in Foster Wheeler Ltd.'s Current Report on Form 8-K dated March 26, 2004.

        We also hereby consent to the incorporation by reference in this Registration Statement on Forms S-4 and S-2 of Foster Wheeler Ltd. of our reports dated March 10, 2004 relating to the financial statements of:

  •
  Foster Wheeler LLC;

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  Foster Wheeler International Holdings, Inc.;

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  Foster Wheeler International Corporation;

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  Foster Wheeler Europe Limited;

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  Financial Services S.a.r.l.;

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  FW Hungary Licensing Limited Liability Company; and

  •
  FW Netherlands C.V.,

which appear in Foster Wheeler Ltd.'s 2003 Annual Report on Form 10-K for the year ended December 26, 2003.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 3, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS